EXHIBIT 23

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40801) pertaining to the Medicis Pharmaceutical Corporation 401(k) Plan of our report dated September 30, 2003, with respect to the financial statements and schedules of the Medicis Pharmaceutical Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Phoenix, Arizona

January 8, 2004